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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-79003 and 333-84440 of Rubio's Restaurants, Inc. on Form S-8 of our report dated March 13, 2002, appearing in the Annual Report on Form 10-K of Rubio's Restaurants, Inc. for the year ended December 30, 2001.

DELOITTE & TOUCHE LLP

San Diego, California
March 29, 2002